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                                  EXHIBIT 23.2

                                   CONSENT OF

                           ROONEY, IDA, NOLT AND AKEN

                                       TO

             ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE

                                STOCK OPTION PLAN


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                                   CONSENT OF

                           ROONEY, IDA, NOLT AND AKEN

         We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 (Registration No. 333-     ) and in the
related Prospectus, of our report dated October 25, 2000, relating to the financial statements of Guinness Telli*Phone Corporation, included in the Annual Report on Form 10-KSB for the years ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Rooney, Ida Nolt and Aken
--------------------------------
Rooney, Ida Nolt and Aken
Walnut Creek, California
Date:  March 15, 2001